UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 29, 2006

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)		92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 29, 2006, Pacific Sunwear of California, Inc. (the “Company”) entered into Amendment No. 3 (the “Amendment”) to that certain Amended and Restated Employment Agreement, dated as of February 5, 2001, with Greg H. Weaver (as amended by that certain Amendment No. 1 dated as of December 13, 2004 and Amendment No. 2 dated as of October 25, 2005, the “Agreement”). As previously announced, Greg H. Weaver retired as the Company’s Executive Chairman of the Board, effective as of April 1, 2006.
Pursuant to the Amendment, Mr. Weaver will receive, as of April 1, 2006, a lump-sum payment of $300,000 less any applicable withholding taxes. In addition, Mr. Weaver will receive continuing medical insurance coverage for one year following that date, and will be eligible to receive, within 60 days of the end of the Company’s current fiscal year, a bonus for fiscal 2006, prorated based on the portion of the fiscal year during which he served as Executive Chairman.
The full text of the Amendment is included as Exhibit 10.1 to this report and is incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

10.1	Amendment No. 3 to Amended and Restated Employment Agreement, dated March 29, 2009, between the Company and Greg H. Weaver

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2006	Pacific Sunwear of California, Inc.
/s/ SETH R. JOHNSON
Seth R. Johnson
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amendment No. 3 to Amended and Restated Employment Agreement, dated March 29, 2009, between the Company and Greg H. Weaver